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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2004 (which contains an explanatory paragraph related to the change in the method of accounting for goodwill and other intangible assets as discussed in Note 2) except for the last paragraph of Note 9, as to which the date is June 23, 2004, relating to the financial statements, which appears in Viacell, Inc.'s Prospectus filed on January 21, 2005, related to the Registration Statement on Form S-1
(No. 333-114209).

/s/ PricewaterhouseCoopers LLP
Boston, MA
February 9, 2005